Exhibit 99.1

PRESS RELEASE

3975 East Bayshore Road

Palo Alto, CA 94303

Phone: (650) 962-9111

Fax: (650) 967-8713

www.southwall.com

Contacts:

Thomas G. Hood, President and CEO

thood@southwall.com

Michael E. Seifert, Sr. Vice President and CFO

mseifert@southwall.com

For Immediate Release

Southwall Technologies Secures New Bank Loan and Equity Financing Agreement Led By Needham & Company

PALO ALTO, CA - December 19, 2003 - Southwall Technologies Inc. (Nasdaq:SWTX), a global developer, manufacturer and marketer of thin-film coatings for the electronic display, automotive glass and architectural markets, today announced that on December 18, 2003, it secured an agreement for a new bank loan guarantee and equity financing package of up to $7.5 million from Needham & Company, Inc., its affiliates and Dolphin Asset Management.

`As noted in our news release on third-quarter 2003 results, we recognize the urgent need to reduce our spending and raise additional cash,' said Thomas G. Hood, Southwall's president and chief executive officer. `We believe that this agreement, led by Needham, in conjunction with significant internal changes already in progress, will enable Southwall to achieve quarterly cash break-even in 2004 and begin generating positive cash flow from operations as soon as possible after that. We expect that the Needham led financing will give us the additional time we need to achieve production qualification for the exciting design-ins we have been actively working in the electronic display market.'

If all of the transactions contemplated by the agreement between Southwall and the Needham led group are completed, Southwall will receive up to $3,000,000 in new borrowings from Pacific Business Funding (which are to be guaranteed by Needham) and up to $4,500,000 in cash in exchange for 4,500,000 shares of a newly issued convertible preferred stock. As part of the guarantee and equity purchases, if any, the investors will also receive warrants to purchase common stock. If Needham and its affiliated entities were to exercise all such warrants and convert all such shares of preferred stock, while maintaining its current position of approximately 1,481,000 shares of common stock, then the firm and its affiliated entities would own approximately 6,865,000 shares of Southwall common stock, or about 31% of the total shares outstanding. Dolphin currently does not own any shares of common stock but upon exercise of its warrants would own approximately 2,692,000 shares of Southwall common stock, or about 12% of the total shares outstanding.

Under the terms of the agreement, Needham will issue the guarantees of Southwall's bank line of credit facility in two separate pieces of $2.25 million and $750,000, respectively, and Needham and Dolphin will purchase the equity in two separate tranches of $1.5 million and $3.0 million, respectively, following the extensions of credit under the new facility. The new borrowings and the purchase of each equity tranche would be subject to Southwall's satisfaction, in Needham's reasonable discretion, of certain conditions. These conditions would include, among other things, the receipt of concessions from creditors and landlords, completion of certain restructuring actions and the achievement of cash flow break-even at quarterly revenue levels below those of third quarter 2003. There is no assurance, however, that any of these conditions will be satisfied.

The board has appointed George Boyadjieff to succeed Joseph B. Reagan as Southwall chairman effective on December 18, 2003. Dr. Reagan will remain on the board. Mr. Boyadjieff is the chairman emeritus and recently retired chief executive officer of Varco International, Inc. (NYSE:VRC), a diversified oilfield equipment manufacturer and service provider with over $1.3 billion in fiscal 2002 revenues.

For a complete description of the Needham bank guarantee and equity financing package, please refer to Southwall's Form 8-K, to be filed with the Securities and Exchange Commission on or about December 22, 2003, which will include as exhibits the investment agreement and loan documents. The descriptions of those documents in this press release are qualified in their entirety by reference to the actual documents.

About Southwall Technologies Inc.

Southwall Technologies Inc., designs and produces thin film coatings that selectively absorb, reflect or transmit light. Southwall products are used in a number of automotive, electronic display and architectural glass products to enhance optical and thermal performance characteristics, improve user comfort and reduce energy costs. Southwall is an ISO 9001:2000- certified manufacturer and exports advanced thin film coatings to over 25 countries around the world. Southwall's customers include Audi, BMW, DaimlerChrysler, Hewlett-Packard, Mitsubishi Electric, Mitsui Chemicals, Peugeot~~-~~Citroën, Pilkington, Renault, Saint- Gobain SEKURIT, and Volvo.

About Needham & Company

Needham & Company, Inc. is a leading U.S. investment banking, securities and asset management firm focused primarily on serving emerging growth industries and their investors. Further information is available at www.needhamco.com.

About Dolphin Asset Management

Dolphin Asset Management Corp. is a New York-based asset management firm investing exclusively in micro-cap opportunities.

This press release may contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the company's expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements in this press release are based on information available to the company on the date hereof, and the company assumes no obligation to update any such forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presented, specifically that the conditions for Needham's obligations to provide one or more of the guarantees or to buy some or all of the company's preferred stock will not be satisfied or that such guarantees will otherwise not be provided or that such shares will otherwise not be purchased; that the conditions for Dolphin's obligations to buy some of the company's preferred stock will not be satisfied, that the company's lenders, landlords, lessors, vendors, or other creditors will not agree to amendments of their arrangements with the company that are satisfactory to Needham or at all; that Southwall will not have enough authorized capital stock to fulfill its obligations to Needham and Dolphin which may result in damages or the inability of Southwall to sell the company's preferred stock, that the guarantees and the proceeds from the stock sales described herein will not be sufficient to allow Southwall to meet its obligations or otherwise remain liquid; that the company will default under its credit facility or under agreements with Needham or Dolphin; that the company will not receive an exemption from the Nasdaq National Market stockholder approval requirements; that Southwall's common stock may be voluntarily or involuntarily removed from listing on the Nasdaq National Market; that the company's circumstances will trigger defaults under one or more of its borrowing arrangements; and that the transactions contemplated in this release will have a material adverse effect on the trading price of Southwall's common stock, as well as risks associated with the company's failure to meet covenants under credit facilities and strains on its liquidity. The failure of Southwall to satisfy the conditions to the completion of the financing package, including entering into satisfactory arrangements with its landlords and other creditors, will have a material adverse effect on Southwall's future viability. Further risks are detailed in the company's filings with the Securities and Exchange Commission, including those set forth in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 31, 2003; its Quarterly Report on Form 10-Q for the quarter ended September 28, 2003, filed on November 17, 2003, as amended by its Quarterly Report Form 10-Q/A, filed on November 19, 2003; its Current Reports on Form 8-K, filed on December 9, 2003 and December 16, 2003, respectively; and its Current Report on Form 8-K to be filed on or about December 22, 2003.

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